Exhibit 10.2

PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT

ASPEN AEROGELS, INC.

AGREEMENT made as of the 29th day of June, 2021 (the “Grant Date”), between Aspen Aerogels, Inc. (the “Company”), a Delaware corporation having its principal place of business in Northborough, Massachusetts and Donald R. Young (the “Participant”).

WHEREAS, the Company has adopted the 2014 Employee, Director and Consultant Equity Incentive Plan (the “Plan”) to promote the interests of the Company by providing an incentive for Employees, directors and Consultants of the Company or its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer to the Participant shares of the Company’s common stock, $0.00001 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, the Participant wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Terms of Grant.  The Participant hereby accepts the offer of the Company to issue to the Participant, in accordance with the terms of the Plan and this Agreement, 461,616 Shares of the Company’s Common Stock (such shares, subject to adjustment pursuant to Section 25 of the Plan and Subsection 2.1(g) hereof, the “Granted Shares”) at a purchase price per share of $0.00001 (the “Purchase Price”), receipt of which is hereby acknowledged by the Company by the Participant’s prior service to the Company and which amount will be reported as income on the Participant’s W-2 (or other applicable form).

2.1.Forfeiture Provisions.

(a)Lapsing Forfeiture Right.  In the event that for any reason (i) the Participant is no longer an employee, director or consultant of the Company or an Affiliate (such event being the “Termination”) prior to achievement of the applicable Share Price (as defined below) as set forth below; or (ii) the Share Price is not achieved as set forth below by the fifth (5th) anniversary of the Grant Date (the “Performance End Date”), the Participant (or the Participant’s Survivor) shall, on the date of Termination or the Performance End Date, as applicable, immediately forfeit to the Company (or its designee) the number of Granted Shares as to which the Company’s forfeiture right has not yet lapsed as set forth below (the “Lapsing Forfeiture Right”) except as otherwise set forth in Section 2.1(c) and Section 2.1(d). The Lapsing Forfeiture Right shall lapse with respect to the number of the Granted Shares set forth below upon achievement of the Share Price prior to the date of Termination or the Performance End Date, as applicable (The “Earned Shares”).  The foregoing notwithstanding, if a Share Price goal is achieved prior to the second (2nd) anniversary of the Grant Date, then the Lapsing Forfeiture Right as to the number of Earned Shares applicable to such Share Price goal shall not lapse until the third (3rd) anniversary of the Grant Date, and if a Share Price goal is achieved after the second (2nd) anniversary of the Grant Date, then the Lapsing Forfeiture Right as to the number of Earned Shares applicable to such Share Price goal shall not lapse until the date that is one (1) year after the date that the applicable Share Price goal is achieved; provided that if the applicable Share Price goal is achieved, the Earned Shares applicable to such Share Price goal will vest no later than the day prior to the Performance End Date.

If a Termination occurs prior to the third (3rd) anniversary of the Grant Date or prior to the date that is one year after the date that the applicable Share Price goal is achieved, as applicable, the Earned Shares shall be forfeited to the Company as if the Share Price goal had not been achieved as of the Termination date; provided, however, that if such

Termination occurs due to the Participant’s termination without Cause (as defined in the Participant’s Employment Agreement with the Company dated as of January 1, 2019, and as amended August 1, 2019 and January 1, 2020 (the “Employment Agreement”)), the Participant’s resignation for Good Reason (as defined in the Employment Agreement), or the Participant’s death or Disability (as defined in the Plan), the Earned Shares applicable to such Share Price goal shall not be forfeited to the Company, and the Lapsing Forfeiture Right with respect to such Earned Shares shall lapse as of such Termination date.

The Lapsing Forfeiture Right shall lapse with respect to number of the Granted Shares set forth below, and such shares shall become Earned Shares, upon the achievement of a stock price that equals or exceeds a price per share (adjusted for any stock splits or stock dividends after the grant date in accordance with Section 25 of the Plan) (the “Share Price”) calculated as follows: (A) the 30 day volume weighted average price of the Company’s common stock on a national securities exchange (the “30-Day VWAP”) for at least 60 consecutive trading days; or (B) in event of a Change of Control Sale of the Company (as defined in Section 2.1(d) below), the per share value received by the Company’s shareholders in the sale of the Company; provided that for purposes of calculating the per share value received by the Company’s shareholders, cash consideration would be valued at par, any publicly traded securities received as consideration would be valued at their 60 day volume weighted average price (the “60-day VWAP”) of the acquiring company’s common stock on a national securities exchange as of the closing date of the Change of Control Sale of the Company, and any securities that are not publicly traded or for which a 60-day VWAP cannot be calculated will be valued by the Company’s Board of Directors in its reasonable judgment (the Change of Control Vesting Price”).

The Lapsing Forfeiture Right shall lapse with respect to:

•	34% of the Granted Shares upon the achievement of a Share Price that equals or exceeds $43.33;

•	33% of the Granted Shares upon the achievement of a Share Price that equals or exceeds $64.99; and

•	33% of the Granted Shares upon the achievement of a Share Price that equals or exceeds $86.65.

Any Granted Shares as to which the Company’s Lapsing Forfeiture Right has not previously lapsed upon achievement of the above Share Price goals shall be forfeited to the Company on the Performance End Date, or earlier upon a Termination, subject to the provisions of Sections 2.1(c) and (d) below,).

(b)Effect of a For Cause Termination or Resignation without Good Reason.  Notwithstanding anything to the contrary contained in this Agreement or in the Participant’s Employment Agreement, including without limitation, Section 5(a)(xi) of the Employment Agreement, in the event the Company terminates the Participant’s service as an Employee, director or Consultant for Cause (as defined in the Employment Agreement) or in the event the Board of Directors determines, within one year after the Participant’s termination, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct that would constitute Cause, or if the Participant resigns without Good Reason (as defined in the Employment Agreement), all of the Granted Shares then held by the Participant that have not vested shall be forfeited to the Company immediately as of the time the Participant is notified that he or she has been terminated for Cause or that he or she engaged in conduct which would constitute Cause or as of the effective time of the Participant’s resignation without Good Reason.

(c)Effect of a Termination without Cause or Resignation for Good Reason.  Notwithstanding anything to the contrary contained in this Agreement or the Employment Agreement, including, without limitation, Section 4(b)(vi) of the Employment Agreement, but in accordance with the requirement that the release referred to in Section 4(b) of the Employment Agreement (the “Release”) be effective and irrevocable, in the event the Company terminates the Participant’s service as an Employee, director or Consultant without Cause (as defined in the Employment Agreement) or if the Participant resigns for Good Reason (as defined in the Employment Agreement), the Company’s Lapsing Forfeiture Right shall lapse with respect to a portion of the Granted Shares then held by the Participant as to which the Company’s Lapsing Forfeiture Right has not previously lapsed, and such shares will become Earned Shares, as follows:

•

If the 60-day VWAP of the Company’s common stock on a national securities exchange on the Termination date (the “Termination VWAP”) is less than $43.33, the Company’s Lapsing Forfeiture Right shall lapse with respect to 34% of the Granted Shares multiplied by a fraction determined as follows:

Termination VWAP - $21.663

$21.66

•

If the Termination VWAP is greater than $43.33 and less than $64.99, the Company’s Lapsing Forfeiture Right shall lapse with respect to 33% of the Granted Shares multiplied by a fraction determined as follows:

Termination VWAP - $43.33

$21.66

•

If the Termination VWAP is greater than $64.99 and less than $86.65, the Company’s Lapsing Forfeiture Right shall lapse with respect to 33% of the Granted Shares multiplied by a fraction determined as follows:

Termination VWAP - $64.99

$21.66

In addition, any unearned tranche of Granted Shares that would be earned in accordance with Section 2.1(a) if the Share Price was calculated as the Termination VWAP will become Earned Shares. Upon the Release becoming effective and irrevocable, all Earned Shares (including any shares earned as a result of the application of this Section 2.1(c) shall become fully vested. The remainder of the Granted Shares held by the Participant as to which the Company’s Lapsing Forfeiture Right has not lapsed shall be forfeited to the Company.

(d)Effect of Change of Control.  Notwithstanding anything to the Contrary contained in the Employment Agreement, including Section 4(b)(vi) or Section 5(a)(xi) thereof, in addition to any vesting provided for in Section 2.1(a), the Company’s Lapsing Repurchase Right shall terminate, and the Participant’s ownership of a portion of the Granted Shares then held by the Participant, shall become vested in the event of a Change of Control Sale of the Company (as defined below) and such shares will become Earned Shares, in accordance with the following:

•	If the Change of Control Vesting Price is less than $43.33, the Company’s Lapsing Forfeiture Right shall lapse with respect to 34% of the Granted Shares multiplied by a fraction determined as follows:

Change of Control Vesting Price – $21.663

$21.66

•

If the Change of Control Vesting Price is greater than $43.33 and less than $64.99, the Company’s Lapsing Forfeiture Right shall lapse with respect to 33% of the Granted Shares multiplied by a fraction determined as follows:

Change of Control Vesting Price - $21.663

$43.33

•

If the Change of Control Vesting Price is greater than $64.99 and less than $86.65, the Company’s Lapsing Forfeiture Right shall lapse with respect to 33% of the Granted Shares multiplied by a fraction determined as follows:

Change of Control Vesting Price - $21.663

$64.99

In addition, any unearned tranche of Granted Shares that would be earned in accordance with Section 2.1(a) if the Share Price was calculated as the Change of Control Vesting Price will become Earned Shares. Any shares that become Earned Shares as a result of the application of this Section 2.1(d), shall nonetheless remain subject to the time-based vesting requirements of Section 2.1.(a), subject to the provisions of Section 2.1(c). Granted Shares held by the Participant as to which the Company’s Lapsing Forfeiture Right has not lapsed shall be forfeited to the Company.

Notwithstanding the foregoing, in the event the successor company in the Change of Control Sale of the Company does not assume the Company’s obligations under this Agreement, the Lapsing Forfeiture Right shall lapse as to all Earned Shares as of immediately prior to the closing of the Change of Control Sale of the Company.

“Change of Control Sale of the Company” means the sale of the Company in which proceeds are received by the Company’s shareholders in connection with the occurrence of any of the following events:

(i)

Ownership.  Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions; or

(ii)

Merger/Sale of Assets.  (A)  A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or

(iii)

Change in Board Composition.  A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(d)Escrow.  The certificates representing all Granted Shares acquired by the Participant hereunder which from time to time are subject to the Lapsing Forfeiture Right shall be delivered to the Company and the Company shall hold such Granted Shares in escrow as provided in this Subsection 2.1(c).  Upon the request of the Participant, the Company shall promptly release from escrow and deliver to the Participant the whole number of Granted Shares, if any, as to which the Company’s Lapsing Forfeiture Right has lapsed and without the legend set forth in Section 5. In the event of forfeiture to the Company of Granted Shares subject to the Lapsing Forfeiture Right, the Company shall release from escrow and cancel a certificate for the number of Granted Shares so forfeited.  Any cash or securities distributed in respect of the Granted Shares held in escrow, including, without limitation, ordinary cash dividends or shares issued as a result of stock splits, stock dividends or other recapitalizations (“Retained Distributions”), shall also be held in escrow in the same manner as the Granted Shares and all Retained Distributions shall be forfeited to the Company or released from escrow and delivered to the Participant, as the case may be, at such time and in such manner as the Granted Shares to which such Retained Distributions so relate. All ordinary cash dividends retained hereunder shall, during the period in which such dividends are retained by the Company, be deposited into an account at a financial institution selected by the Company, which shall not be required to bear interest or be segregated in a separate account.

(e)Prohibition on Transfer.  The Participant recognizes and agrees that all Granted Shares and Retained Distributions which are subject to the Lapsing Forfeiture Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee). However, the Participant, with the approval of the Administrator, may transfer the Granted Shares and Retained Distributions for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to this Agreement prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.  The term “Immediate Family” shall mean the Participant’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces and nephews and grandchildren and, for this purpose, shall also include the Participant.  The Company shall not be required to transfer any Granted Shares or Retained Distributions on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(d), or to treat as the owner of such Granted Shares or Retained Distributions, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares or Retained Distributions shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(d).

(f)Failure to Deliver Granted Shares to be Forfeited.  In the event that the Granted Shares to be forfeited to the Company under this Agreement are not in the Company’s possession pursuant to Subsection 2.1(c) above or otherwise and the Participant or the Participant’s Survivor fails to deliver such Granted Shares to the Company (or its designee), the Company may immediately take such action as is appropriate to transfer record title of such Granted Shares from the Participant to the Company (or its designee) and treat the Participant and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement.  The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(g)Adjustments.  The Plan contains provisions covering the treatment of Shares in a number of contingencies such as stock splits and mergers .  Provisions in the Plan for adjustment with respect to the Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. These provisions are not intended by this Agreement to be made applicable to Company capital raising transactions.

(h)Clawback. In the event the Company determines it must restate its financial results as reported in a Form 10-K, Form 10-Q or other report filed with the Securities and Exchange Commission to correct an accounting error due to material noncompliance with any financial reporting requirement under the U. S. federal securities laws (a “Restatement”), and the Participant’s intentional misconduct during the period from the Grant Date to the fifth (5th) anniversary of the Grant Date caused or contributed to the need for the Restatement, the Company will seek to recover, at the direction of the Compensation Committee of the Board of Directors (the “Committee”) after it has reviewed the facts and circumstances that led to the requirement for the Restatement and the costs and benefits of seeking recovery, the Granted Shares. The Committee will determine in its discretion the amount, if any, the Company will seek to recover from the Participant. The Company may offset the recoupment amount against current or future incentive and non-incentive compensation and through cancellation of unvested or vested equity awards. In addition, the Committee may, to the extent permitted by law, take other remedial and recovery action, as determined by the Committee. The recoupment of incentive compensation under this provision is in addition to any other right or remedy available to the Company.

2.2	General Restrictions on Transfer of Granted Shares.

(a)If in connection with a registration statement filed by the Company pursuant to the Securities Act of 1933, as amended (the “1933 Act”), the Company or its underwriter so requests, the Participant will agree not to sell any of his or her Granted Shares whether or not the Lapsing Forfeiture Right has lapsed for a period not to exceed the lesser of: (i) 210 days following the effectiveness of such registration statement or (ii) such period as the officers and directors of the Company agree not to sell their Common Stock of the Company.

(b)The Participant acknowledges and agrees that neither the Company, nor its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Granted Shares before, at the time of, or following a Termination, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

3.Securities Law Compliance.  The Participant specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the 1933 Act.

4.Rights as a Stockholder.  The Participant shall have all the rights of a stockholder with respect to the Granted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein, including pursuant to Section 2.1(c) hereof, and in the Plan.

5.Legend.  In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of June 1, 2021 with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

6.Incorporation of the Plan.  The Participant specifically understands and agrees that the Granted Shares issued under the Plan are being issued to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound.  The provisions of the Plan are incorporated herein by reference.

7.Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Forfeiture Right, shall be the Participant’s responsibility.  Without limiting the foregoing, the Participant agrees that, to the extent that the lapsing of restrictions on disposition of any of the Granted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Participant’s being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.

Upon execution of this Agreement, the Participant may file an election under Section 83 of the Code.  The Participant acknowledges that if he or she does not file such an election, as the Granted Shares are released from the Lapsing Forfeiture Right in accordance with Section 2.1, the Participant will have income for tax purposes equal to the fair market value of the Granted Shares at such date, less the price paid for the Granted Shares by the Participant.

8.Equitable Relief.  The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction.  Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

9.No Obligation to Maintain Relationship.  The Company is not by the Plan or this Agreement obligated to continue the Participant as an Employee, director or Consultant of the Company or an Affiliate of the Company.  The Participant acknowledges:  (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Granted Shares is a one-time benefit which does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when shares shall be granted, the number of shares to be granted, the purchase price, and the time or times when each share shall be free from a lapsing forfeiture right, will be at the sole discretion of the Company; (iv) that the Participant’s participation in the Plan is voluntary; (v) that the value of the Granted Shares is an extraordinary item of compensation; and (vi) that the Granted Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

10.Notices.  Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Aspen Aerogels, Inc.
30 Forbes Road, Building B

Northborough, MA 01532
Attn: Stock Plan Administrator

If to the Participant:

C/o Aspen Aerogels, Inc.
30 Forbes Road, Building B
Northborough, MA 01532
Attn: Donald R. Young

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11.Benefit of Agreement.  Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12.Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.  For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in Massachusetts and agree that such litigation shall be conducted in the courts of the Commonwealth of Massachusetts or the federal courts of the United States for the District of Massachusetts.

13.Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14.Entire Agreement.  This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15.Modifications and Amendments; Waivers and Consents.  The terms and provisions of this Agreement may be modified or amended as provided in the Plan.  Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16.Consent of Spouse/Domestic Partner.  If the Participant has a spouse or domestic partner as of the date of this Agreement, the Participant’s spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of Exhibit A hereto, effective as of the date hereof.  Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties.  If the Participant subsequent to the date hereof, marries, remarries or applies to the Company for domestic partner benefits, the Participant shall, not later than 60 days thereafter, obtain his or her new spouse/domestic partner’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit A.

17.Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.Data Privacy.  By entering into this Agreement, the Participant:  (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares and the administration of the Plan; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ASPEN AEROGELS, INC.

By:     /s/ John F. Fairbanks

Name: John F. Fairbanks

Title: VP, CFO and Treasurer

Participant:

/s/ Donald R. Young

Donald R. Young

EXHIBIT A

CONSENT OF SPOUSE/DOMESTIC PARTNER

I, ____________________________, spouse or domestic partner of _____________________, acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of ___________, 20__ (the “Agreement”) to which this Consent is attached as Exhibit A and that I know its contents.  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement.  I am aware that by its provisions the Granted Shares granted to my spouse/domestic partner pursuant to the Agreement are subject to a Lapsing Forfeiture Right in favor of Aspen Aerogels, Inc. (the “Company”) and that, accordingly, I may be required to forfeit to the Company any or all of the Granted Shares of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Granted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Granted Shares shall be similarly bound by the Agreement.

I agree to the Lapsing Forfeiture Right described in the Agreement and I hereby consent to the forfeiture of the Granted Shares to the Company by my spouse/domestic partner or my spouse/domestic partner’s legal representative in accordance with the provisions of the Agreement.  Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Granted Shares by an outright bequest of the Granted Shares to my spouse or domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights to the Granted Shares with respect to any interest of mine in the Granted Shares as it would have had pursuant to the Agreement if I had acquired the Granted Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT.  I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the _______ day of ________________, 20__.

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